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                                                                 EXHIBIT 3.15
                                   BY-LAWS
                                      OF
                              PRISS PRINTS, INC.

                                  SECTION 1
                                   Offices

        Section 1.1 Registered Office. The registered office of Priss Prints Acquisition Corp. (the "Corporation") shall be at such place in the State of Delaware as shall be designated by the Board of Directors.

        Section 1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   SECTION 2
                            Meetings of Stockholders

        Section 2.1 Annual Meetings. Annual meetings of stockholders may be held at such time, date and place as the Board of Directors shall determine by resolution for the purpose of electing directors and transacting such other proper business as may come before the meeting.

        Section 2.2 Special Meetings. Special meetings shall be held solely for the purpose or purposes specified in the notice of hearing.

        Section 2.3 Time and Place of Meetings. Subject to the provisions of Section 2.1, each meeting of stockholders shall be held on such date, at such hour and at such place, either within or without the State of Delaware, as shall be fixed by the Board of Directors or in the notice of the meeting or, in the case of an adjourned meeting, as announced at the meeting at which the adjournment is taken.

        Section 2.4 Notice of Meetings. A written notice of each meeting of stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given either personally or by mail to each stockholder entitled to vote at the meeting. Unless otherwise provided by statute, the notice shall be given not less than ten or more than sixty days before the date of the meeting and, if mailed, shall be deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. No notice need be given to


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any person with whom communication is unlawful, nor shall there be any duty to apply for any permit or license to give notice to any such person. If the time and place of an adjourned meeting of stockholders are announced at the meeting at which the adjournment is taken, no notice need be given of the adjourned meeting unless that adjournment is for more than thirty days or unless, after the adjournment, a new record date is fixed for the adjourned meeting.

        Section 2.5 Waiver of Notice. Anything herein to the contrary notwithstanding, notice of any meeting of stockholders need not be given to any stockholder who in person or by proxy shall have waived in writing notice of the meeting, either before or after such meeting, or who shall attend the meeting in person or by proxy, unless he attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

        Section 2.6 Advance Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the




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stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.6. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.6, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

        Section 2.7     Quorum; Manner of Acting and Order of Business.
Subject to the provisions of these by-laws, the certificate of incorporation and statutes as to the vote that is required for a specified action, the presence in person or by proxy of the holders of a majority of the outstanding shares of the Corporation entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business, and the vote in person or by proxy of the holders of a majority of the shares constituting such quorum shall be binding on all stockholders of the Corporation. A majority of the shares present in person or by proxy and entitled to vote may, regardless of whether or not they constitute a quorum, adjourn the meeting to another time and place. Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present. Meetings of the stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The order of business at all meetings of the stockholders shall be determined by the chairman. The order of business so determined, however, may be changed by vote of the holders of shares entitled to cast a majority of the votes at the meeting present in person or represented by proxy.

        Section 2.8 Voting. Stockholders shall be entitled to cumulative voting at all elections of directors to the extent provided in or pursuant to the certificate of incorporation. Stockholders may vote by proxy but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.


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        Section 2.9     Inspection of Election.

                (a) The Board of Directors shall appoint an inspector of election to act at each meeting of stockholders and any adjournment thereof. If an inspector of election is not so appointed, or the person appointed as inspector fails or refuses to act, the chairman of the meeting shall appoint an inspector of election.

                (b) The inspector of election shall determine the outstanding stock of the Corporation and the voting power of each class and series, the stock represented at the meeting and the existence of a quorum, shall receive votes or ballots, shall count and tabulate all votes and shall determine the result; and in connection therewith, the inspector shall determine the authority, validity and effect of proxies, hear and determine all challenges and questions, and do such other acts as may be proper to conduct the election or vote with fairness to all stockholders.

                (c) The inspector of election shall make a report in writing of any challenge or question or other matter determined by him and shall execute a certificate of any fact found in connection therewith. Any such report or certificate shall be filed with the record of the meeting.

        Section 2.10 List of Stockholders. A complete list of the stockholders entitled to vote at each meeting of stockholders, arranged in alphabetical order, and showing the address and number of shares registered in the name of each stockholder, shall be prepared and made available for examination during regular business hours by any stockholder for any purpose germane to the meeting. The list shall be available for such examination at the place where the meeting is to be held for a period of not less than ten days prior to the meeting and during the whole time of the meeting.

        Section 2.11 Action Without a Meeting. Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


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                                   SECTION 3
                               Board of Directors

        Section 3.1     Number.  The number of directors shall be three (3).

        Section 3.2 Organization Meetings. As promptly as practicable after each annual meeting of stockholders, an organization meeting of the Board of Directors shall be held for the purpose of organization and the transaction of other business.

        Section 3.3 Regular Meetings. Regular meetings of the Board of Directors may be held at such place and time as may be designated by the Board.

        Section 3.4 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, the President, any two directors, or, if less than two, the remaining director.

        Section 3.5 Business of Meetings. Except as otherwise expressly provided in these by-laws, any and all business may be transacted at any meeting of the Board of Directors; provided, that if so stated in the notice of meeting, the business transacted at a special meeting shall be limited to the purpose or purposes specified in the notice.

        Section 3.6 Time and Place of Meetings. Subject to the provisions of Section 3.4, each meeting of the Board of Directors shall be held on such date, at such hour and in such place as fixed by the Board or in the notice or waivers of notice of the meeting or, in the case of an adjourned meeting, as announced at the meeting at which the adjournment is taken.

        Section 3.7 Notice of Meetings. No notice need be given of any organization or regular meeting of the Board of Directors for which the date, hour and place have been fixed by the Board. Notice of the date, hour and place of all other organization and regular meetings, and of all special meetings, shall be given to each director personally, by telephone or telegraph or by mail. If by mail, the notice shall be deposited in the United States mail, postage prepaid, directed to the director at his residence or usual place of business as the same appear on the books of the Corporation not later than seventy-two (72) hours before the meeting. If given by telegraph, the notice shall be directed to the director at his residence or usual place of business as the same appear on the books of the Corporation not later than at any time during the day before the meeting. If given


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personally or by telephone, the notice shall be given not later than the day before the meeting.

        Section 3.8 Waiver of Notice. Anything herein to the contrary notwithstanding, notice of any meeting of the Board of Directors need not be given to any director who shall have waived in writing notice of the meeting, either before or after the meeting, or who shall attend such meeting, unless he attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

        Section 3.9 Attendance by Telephone. Directors may participate in meetings of the Board of Directors by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear one another, and such participation shall constitute presence in person in the meeting.

        Section 3.10 Quorum and Manner of Acting. A majority of the total number of directors at the time provided for pursuant to Section 3.1 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors and, except as otherwise provided in these by-laws, in the certificate of incorporation or by statute, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. A majority of the directors present at any meeting, regardless of whether or not they constitute a quorum, may adjourn the meeting to another time or place. Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present.

        Section 3.11 Action Without a Meeting. Any action which could be taken at a meeting of the Board of Directors may be taken without a meeting if all of the directors consent to the action in writing and the writing or writings are filed with the minutes of proceedings of the Board.

        Section 3.12 Resignation of Directors. Any director may resign at any time upon written notice to the Corporation. The resignation shall become effective at the time specified in the notice and, unless otherwise provided in the notice, acceptance of the resignation shall not be necessary to make it effective.

        Section 3.13 Filling of Vacancies. Vacancies and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or


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by a sole remaining director. The directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

        Section 3.14 Compensation of Directors. The Directors shall be paid their expenses, if any, for attendance at each meeting of the Board of Directors and any Committee thereof. Directors who are not in the regular employment of the Company shall be paid an annual retainer and a per meeting fee according to rates established by the Board from time to time.

                                   SECTION 4
                      Committees of the Board of Directors

        Section 4.1 Executive Committee. By resolution adopted by an affirmative vote of the majority of the whole Board of Directors, the Board may appoint an Executive Committee consisting of one or more other directors and, if deemed desirable, one or more directors as alternate members who may replace any absentee or disqualified member at any meeting of the Executive Committee. If so appointed, the Executive Committee shall, when the Board is not in session, have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation not reserved to the Board by Section 4.3, including, but not limited to, the power and authority to authorize the issuance of stock, to adopt a certificate of ownership and merger under Section 253 of the Delaware General Corporation Law. The Executive Committee shall keep a record of its acts and proceedings and shall report the same from time to time to the Board of Directors.

        Section 4.2 Other Committees. By resolution adopted by an affirmative vote of the majority of the whole Board of Directors, the Board may from time to time appoint such other committees of the Board, consisting of one or more directors and, if deemed desirable, one or more directors who shall act as alternate members and who may replace any absentee or disqualified member at any meeting of the committee, and may delegate to each such committee any of the powers and authority of the Board in the management of the business and affairs of the Corporation not reserved to the Board pursuant to Section 4.3. Each such committee shall keep a record of its acts and proceedings and shall report the same from time to time to the Board of Directors.

        Section 4.3 Powers Reserved to the Board. No committee of the Board shall take any action to amend the


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certificate of incorporation, or these by-laws, adopt any agreement to merge or consolidate the Corporation, fill vacancies in the Board or any committee thereof, declare dividends, or recommend to the stockholders a sale, lease or exchange of all or substantially all of the property and assets of the Corporation, a dissolution of the Corporation or a revocation of a dissolution of the Corporation; nor shall any committee of the Board take any action which is required in these by-laws, in the certificate of incorporation or by statute to be taken by a vote of a specified proportion of the whole Board of Directors.

        Section 4.4 Election of Committee Members; Vacancies. So far as practicable, members of the committees of the Board and their alternates (if any) shall be appointed at each organization meeting of the Board of Directors and, unless sooner discharged by an affirmative vote of the majority of the whole Board, shall hold office until the next organization meeting of the Board and until their respective successors are appointed. Vacancies in committees of the Board created by death, resignation or removal may only be filled by an affirmative vote of a majority of the whole Board of Directors.

        Section 4.5 Meetings. Each committee of the Board may provide for regular meetings of such committee. Special meetings of each committee may be called by any two members of the committee (or, if there is only one member, by that member in concert with the chief executive officer) or by the chief executive officer of the Corporation. The provisions of Section 3 regarding the business, time and place, notice and waivers of notice of meetings, attendance at meetings and action without a meeting shall apply to each committee of the Board, except that the references in such provisions to the directors and the Board of Directors shall be deemed respectively to be references to the members of the committee and to the committee. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

        Section 4.6 Quorum and Manner of Acting. One-half (in the case of even-numbered committee membership) or the majority (in the case of odd-numbered Committee membership) of the members of any committee of the Board shall constitute a quorum for the transaction of business at meetings of the committee, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee. A majority of the members present at any meeting, regardless of whether or not they constitute a quorum, may adjourn the meeting to another time or place. Any




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
business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present.

                                   SECTION 5
                                    Officers

        Section 5.1 Election and Appointment. The elected officers of the Corporation shall consist of a Chairman, a President, one or more Vice Presidents, a Controller, a Treasurer, a Secretary and such other elected officers as shall from time to time be designated by the Board of Directors. The Board shall designate from among such elected officers a chief executive officer, a chief financial officer and a chief executive officer, of the Corporation, and may from time to time make, or provide for, other designations it deems appropriate. The Board may also appoint, or provide for the appointment of, such other officers and agents as may from time to time appear necessary or advisable in the conduct of the affairs of the Corporation. Any number of offices may be held by the same person.

        Section 5.2 Duties of Chief Executive Officer. The chief executive officer of the Corporation shall preside at all meetings of stockholders and at all meetings of the Board of Directors and the Executive Committee and, except to the extent otherwise provided in these by-laws or by the Board, shall have general authority to execute any and all documents in the name of the Corporation and general and active supervision and control of all of the business and affairs of the Corporation. In the absence of the chief executive officer, his duties shall be performed and his powers may be exercised by the chief financial officer or by such other officer as shall be designated either by the chief executive officer in writing or (failing such designation) by the Executive Committee or Board of Directors.

        Section 5.3 Duties of Other Officers. The other officers of the Corporation shall have such powers and duties not inconsistent with these by-laws as may from time to time be conferred upon them in or pursuant to resolutions of the Board of Directors, and shall have such additional powers and duties not inconsistent with such resolutions as may from time to time be assigned to them by any competent superior officer. The Board shall assign to one or more of the officers of the Corporation the duty to record the proceedings of the meetings of the stockholders and the Board of Directors in a book to be kept for that purpose.




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        Section 5.4     Term of Office and Vacancy.  So far as practicable, the
elected officers shall be elected at each organization meeting of the Board, and shall hold office until the next organization meeting of the Board and until their respective successors are elected and qualified. If a vacancy shall occur in any elected office, the Board of Directors may elect a successor for the remainder of the term. Appointed officers shall hold office at the pleasure of the Board. Any officer may resign by written notice to the Corporation.

        Section 5.5 Removal of Elected Officers. Elected officers may be removed at any time, either for or without cause, by the affirmative vote of a majority of the whole Board of Directors.

        Section 5.6 Compensation of Elected Officers. The compensation of all elected officers of the Corporation shall be fixed from time to time by the Board of Directors.

                                   SECTION 6
                         Shares and Transfer of Shares

        Section 6.1 Certificates. Every stockholder shall be entitled to a certificate signed by the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the class and number of shares owned by him in the Corporation; provided that, any and all signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or it were such officer, transfer agent or registrar at the date of issue.

        Section 6.2 Transfer Agents and Registrars. The Board of Directors may, in its discretion, appoint one or more responsible banks or trust companies in any city or cities (if any) the Board may deem advisable, from time to time, to act as transfer agents and registrars of shares of the Corporation; and, when such appointments shall have been made, no certificate for shares of the Corporation shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

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        Section 6.3     Transfers of Shares.  Shares of the Corporation may be
transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by written power of attorney to sell, assign and transfer the same, signed by the record holder thereof; but no transfer shall affect the right of the Corporation to pay any dividend upon the shares to the holder of record thereof, or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Corporation.

        Section 6.4 Stockholders' Addresses. Every stockholder or transferee shall furnish the Secretary or a transfer agent with the address to which notice of meetings and all other notices may be served upon or mailed to said stockholder or transferee, and in default thereof, said stockholder or transferee shall not be entitled to service or mailing of any such notice.

        Section 6.5 Lost Certificates. In case any certificate for shares of the Corporation shall be lost, stolen or destroyed, the Board of Directors, in its discretion, or any transfer agent thereunto duly authorized by the Board, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed, and may cause such substitute certificate to be countersigned by the appropriate transfer agent (if any) and registered by the appropriate registrar (if any); provided that, in each such case, the applicant for a substitute certificate shall furnish to the Corporation and to such of its transfer agents and registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may by them be required.

        Section 6.6 Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or to express consent to action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall be not more than sixty nor less than ten days before the date of any meeting of stockholders, and not more than sixty days prior to any other action. In such case, those stockholders, and only those


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stockholders, who are stockholders of record on the date fixed by the Board of
Directors shall, notwithstanding any subsequent transfer of shares on the books of the Corporation, be entitled to notice of and to vote at such meeting of stockholders, or any adjournment thereof, or to express consent to such corporate action in writing without a meeting, or entitled to receive payment of such dividend or other distribution or allotment of rights, or entitled to exercise rights in respect of any such change, conversion or exchange of shares or to participate in any such other lawful action.

                                   SECTION 7
                                 Miscellaneous

        Section 7.1. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

        Section 7.2. Signature on Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned in such manner as from time to time may be prescribed by resolution of the Board of Directors.

        Section 7.3. Indemnification of Officers, Directors, Employees, Agents and Fiduciaries; Insurance.

        (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to

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any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

                (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsections (a) and (b) above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                (d) Any indemnification under Subsections (a) and (b) above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Subsections (a) and
(b). Such determination shall be made (l) by the Board of Directors or the Executive Committee by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent


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          legal counsel in a written opinion, or (3) by the stockholders.

               (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation as incurred by the officer or director in advance of the final disposition of such action, suit or proceeding upon receipt of a written undertaking or agreement in a form satisfactory to the Corporation by such officer or director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section 7.3.
          Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

               (f) The indemnification and advancement of expenses provided or granted pursuant to the other subsection of this Section 7.3 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

               (g) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section 7.3.

               (h) For purposes of this Section 7.3, references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this Section 7.3


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
(including, without limitation the provisions of Subsection 7.3(d) with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                (i) For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section 7.3.

                (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 7.3 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Section 7.4 Interested Directors; Quorum. No contract or transaction between the Corporation and one of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interests, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors on the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders: or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

        Section 7.5 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock lodger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

        Section 7.6 Broadcast Lawful Indemnification. In addition to the foregoing, the Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same exists from time to time (but, in case of any amendment to or change in Delaware law, only to the extent that such amendment or change permits the Corporation to provide broader rights of indemnification than is permitted to the Corporation prior to such amendment or change), indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director of officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. In addition, the Corporation shall, to the broadest maximum extent permitted by Delaware law, as the same may exist from time to time (but, in case of any amendment to or change in Delaware law, only to the extent that such amendment or change permits the Corporation to provide broader rights of payment of expenses incurred in advance of the final disposition of an action, suit or proceeding than is permitted to the Corporation prior to such amendment or change), pay to such person any and all expenses (including attorneys' fees) incurred in defending or settling any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of the director or officer, to repay such amount if it shall ultimately be determined by a final judgment or other final adjudication that he is not entitled to be indemnified by the Corporation as authorized in this Section
7.6. The first sentence of this Section 7.6 to the contrary notwithstanding, the Corporation shall not indemnify any such person with respect to any of the following matters: (i) remuneration paid to such person if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; or (ii) any accounting of profits made from the purchase or sale by such person of the Corporation's securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or (iii) actions brought about or contributed to by the dishonesty of such person, if a final judgment or other final adjudication adverse to such person establishes that acts of active deliberate dishonesty were committed or attempted by such person with actual dishonest purpose and intent and were material to the adjudication; or (iv) actions based on or attributable to such person having gained any personal profit or advantage to which he was not entitled, in the event that a final judgment or other final adjudication adverse to such person establishes that such person in fact gained such personal profit or other advantage to which he was not entitled; or (v) any matter in respect of which a final decision by a court with competent jurisdiction shall determine that indemnification is unlawful; provided, however, that the Corporation shall perform its obligations under the second sentence of this Section 7.6 on behalf of such person until such time as it shall be ultimately determined by a final judgment or other final adjudication that he is not entitled to be indemnified by the Corporation as authorized by the first sentence of this Section 7.6 by virtue of any preceding clauses (i),
(ii), (iii), (iv) or (v).

                                   SECTION 8
                               By-law Amendments

        Section 8.1 By the Stockholders. These by-laws may be amended by the stockholders at a meeting called for the purpose in any manner not inconsistent with any provision of law or of the certificate of incorporation.

        Section 8.2 By the Directors. These by-laws may be amended by the affirmative vote of a majority of the whole Board of Directors in any manner not inconsistent with any provision of law or of the certificate of incorporation.


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